                                                                      EXHIBIT 8

                                 [LETTERHEAD]



                                December 31, 1996


Pages, Inc.
801 94th Street North
St. Petersburg, FL  33702

Ladies and Gentlemen:

         You have requested our opinion regarding the federal income tax consequences of the distribution by Pages, Inc., a Delaware corporation ("Pages") of approximately one hundred percent of the outstanding capital stock of CA Short Company, a wholly-owned subsidiary of Pages Incorporated in Delaware ("CA Short"), to the holders of outstanding shares of common stock of Pages (the "Distribution"). Specifically, you have requested our opinion whether for federal income tax purposes any income, gain or loss will be recognized by Pages, CA Short, or the Pages stockholders solely as a result of such Distribution.

         Subject to the qualifications and limitations described below, it is our opinion that:

         1. For federal income tax purposes, there is a reasonable basis for treating the Distribution as a transaction qualifying under Section 355 of the Code; and

         2. The discussion entitled "Certain Federal Income Tax Consequences" in the Prospectus constituting a part of the Registration Statement on Form 10 (the "Registration Statement") insofar as it relates to the statements of law or legal conclusions is correct in all material respects.

         In connection with rendering this opinion, we have examined (or will examine on or prior to the date of the Distribution) and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

         1.       The Registration Statement (including Exhibits thereto);

[LETTERHEAD]

Pages, Inc


December 31, 1996
Page 2



         2. The Distribution Agreement between Pages and CA Short to be entered into by Pages and CA Short as of the Distribution Date;


         3. The Officer's Certificate from Pages and CA Short to Johnson, Blakely, Pope, Bokor, Ruppel Burns, P.A. dated December 31, 1996; and


         4. Such other instruments and documents related to the Distribution as we deem necessary or appropriate.

         In rendering the opinion, we have been advised of (and are relying upon) the following representations:

         1. Neither Pages nor CA Short is or will be under the jurisdiction of a court in a Title II or similar case within the meaning of section 368(a)(3) (A) of the Code;

         2. Each of Pages and CA Short and the Pages shareholders will pay their own expenses, if any, incurred in connection with the Distribution;

         3. There is no current plan or intention on the part of CA Short to dispose of any of its assets, if any, incurred in connection with the Distribution;

         4. After the Distribution, the officers of Pages and CA Short will not be the same. A majority of the members of each board will not be members of the other board;

         5. Immediately following the Distribution, Pages and CA Short will each continue the conduct of their respective active businesses, independently and with their own employees;

         6. Other than indebtedness evidenced by a subordinated debenture in the principal amount of $5,000,000 to be delivered by CA Short to Pages, there will be no indebtedness between Pages or its affiliates and CA Short or its affiliates immediately after the Distribution. Any indebtedness between CA Short and Pages incurred after the Distribution will be incurred in the ordinary course of business;

         7. Pages and CA Short are not investment companies as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code;

         8. The financial information contained in Pages' most recent Form 10-K and Form 10-Q and in the CA Short Registration Statement is representative of the respective business operations of Pages and CA Short, and there have been no substantial operational changes since the date thereof;

[LETTERHEAD]

Pages, Inc


December 31, 1996
Page 3


         9. There is no current plan or intent to (i) liquidate Pages, (ii) to merge Pages with another corporation, or (iii) to sell or otherwise dispose of the assets of Pages subsequent to the Distribution, except in the ordinary course of business;

         10. No part of the CA Short Stock to be distributed by Pages in the Distribution will be received by a Pages shareholder as a creditor or employee or in any capacity other than that of a shareholder of Pages;

         11. There is no plan or intention by any shareholder who owns 5% or more of the stock of Pages, and the management of Pages, to the best knowledge of the management of Pages, the Pages shareholders have no current plan or intent to sell, exchange, transfer by gift, or otherwise dispose of, subsequent to the Distribution, any of their Pages common stock held as of the date of Distribution or any of their CA Short Stock to be received in the Distribution;

         12. Payments made in connection with any and all continuing transactions between Pages and CA Short will be for fair market value based upon terms and conditions arrived at by the parties bargaining at arm's length;

         13. The stock of CA Short has been continuously owned by Pages for the five-year period ending on the date of Distribution, and CA Short has continuously conducted its business throughout such five-year period with no substantial change in its type of business or method of conducting its business;

         14. The distribution of stock of CA Short is being carried out for the business purposes described in the Registration Statement. The distribution of the stock of CA Short is motivated, in whole or substantial part, by one or more of these corporate business purposes; and

         15. No income items, including accounts receivable or any item resulting from a sale, exchange or disposition of property, that would have resulted in income to Pages, and no items of expense will be transferred to CA Short if Pages has earned the right to receive the income or could claim a deduction for the expense under the accrual or similar method of accounting.

         In addition to the representations set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

         1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. The application of Section 355 of the Code to the

[LETTERHEAD]

Pages, Inc


December 31, 1996
Page 4



Distribution is complex and may be subject to differing interpretation. Accordingly, even if the representations, statements, covenants and warranties upon which we have relied in rendering this opinion are not breached, there can be no assurance that the Internal Revenue Service will not successfully challenge the applicability of Section 355 to the Distribution or assert that the Distribution fails to satisfy all of the requirements of Section 355. In particular, the Service may challenge the tax-free status of the Distribution on the grounds that it lacks an adequate "business purpose" or that the active business requirement of Section 355(b) of the Code (which requires the continuation after the Distribution of a business conducted for at least five years prior to the Distribution) is not satisfied.

         2. This opinion addresses only the specific tax consequences set forth above, and does not address any other federal, state, local or foreign tax consequences that may result from the Distribution or any other transaction (including any transaction undertaken in connection with the Distribution). In particular, we express no opinion regarding the survival and/or availability, after the Distribution, of any of the federal income tax attributes or elections of Pages or CA Short.

         3. No opinion is expressed as to any transaction other than the Distribution or to any transaction whatsoever, including the Distribution, if all the transactions described in the CA Short Registration Statement are not consummated in accordance with the terms thereof and without departure from any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we have relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and, therefore, may not be relied upon.

         4. This opinion is intended solely for your benefit. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the inclusion of this opinion as an exhibit in the CA Short Registration Statement and to the references to our name therein in the discussions entitled "The Distribution Certain Federal Income Tax Consequences of the Distribution" or in the summary thereof.

                                  Very truly yours,

                                  JOHNSON, BLAKELY, POPE, BOKOR,
                                  RUPPEL & BURNS, P.A.